REAL ESTATE SALE AGREEMENT

(Merrimack Village Shopping Center)

THIS AGREEMENT is made as of the 22 day of October, 2009, between INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, and its permitted nominee (referred to herein as "Buyer"), and MERRIMACK SHOPPING CENTER, LLC, a Delaware limited liability company (referred to herein as "Seller").

Background

Buyer wishes to purchase the following shopping center in New Hampshire, identified as:

Center	City	County
Merrimack Village Shopping Center	Merrimack	Hillsborough

Seller wishes to sell the said shopping center to Buyer;

In consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell to Buyer and Buyer agrees to purchase the said shopping center, subject to the following terms and conditions:

1. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1 Agreement means this Real Estate Sale Agreement, which shall supercede all prior agreements and understandings between Buyer and Seller concerning the sale and purchase of the Shopping Center.

1.2 Broker means CB Richard Ellis, a licensed New Hampshire real estate broker, whose address is 33 Arch Street, 28th Floor, Boston MA 02110, the responsible broker being B. William Moylan, Jr.

1.3 Buyer means Inland Real Estate Acquisitions, Inc., and its permitted nominee.

1.4 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Shopping Center to Buyer.

1.5 Closing Date means the date on which the Closing occurs.

1.6 Contracts means all service contracts and similar agreements concerning the furnishing of goods and services to Seller with respect to the Shopping Center excepting therefrom any management agreements.

1.7 Earnest Money Deposit means the deposits delivered by Buyer to Escrow Agent under Section 2.2 of this Agreement, together with the earnings thereon, if any.

1.8 Effective Date means the next business day following the date upon which the fully executed Agreement has been executed by the Escrow Agent.

1.9 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986,42

USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977,33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(£) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

1.10 Escrow Agent means the firm identified as the Escrow Agent in Section 10.5 of this Agreement.

1.11 Hazardous Material means petroleum, petroleum products, drycleaning solvents and other hazardous or toxic substances as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

1.12 Improvements means all buildings, structures or other improvements owned by Seller, (but not those, if any, owned by tenants) situated on the real property on which the Shopping Center is located, if any.

1.13 Inspection Period means the period of time which begins on the Effective Date and ends on the thirtieth (30th) day after the Effective Date.

1.14 Leases means all leases and other occupancy agreements permitting persons to lease or occupy any portion of the Shopping Center.

1.15 Major Tenants with respect to the Shopping Center, are those identified as such on Exhibit 1.15 attached hereto.

1.16 Materials means all plans, drawings, specifications, soil test reports, environmental assessments and similar documents concerning the Shopping Center which are in Seller's possession.

1.17 Permitted Exceptions means only the following interests, liens and encumbrances:

(a)

Liens for ad valorem taxes not payable on or before Closing;

(b)

The exceptions noted with respect to the. Shopping Center in the Existing Title Policy and on the Existing Survey, it being understood, however, that Buyer shall have the Inspection Period within which to determine, in its sole and absolute discretion, whether any such item is acceptable to Purchaser;

(c)

The Leases; and

(d)

Covenants, restrictions, easements and other matters of record, it being understood, however, that Buyer shall have the Inspection Period within which to determine, in its sole and absolute discretion, whether any such item is acceptable to Purchaser.

1.18 Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems owned by Seller, located in or on the Improvements, (b) the Materials, (c) other tangible personal property used in connection with the ownership or operation of the Improvements, provided the same are now owned or are acquired by Seller, prior to the Closing, and (d) all trade names, franchises, licenses, permits, easements, development rights and approvals, deposits, credits, petroleum and mineral interests and royalties, air and water rights, construction and product warranties, the Leases (including all security deposits and guarantees given with respect thereto), Contracts and Materials, and all other intangibles owned by or for the benefit of Seller in connection with the Shopping Center, including the rights of Seller in and to the name of the Shopping Center: "Merrimack Village Center." The previous provisions to the contrary notwithstanding, the term Personal Property shall specifically exclude all entrance, exit and leasing signs referencing "Regency", "Regency Centers" or affiliated entities.

1.19 Property means collectively the Real Property, the Improvements and the Personal Property, constituting the Shopping Center. It is sometimes used with the same meaning as "Shopping Center" when the context so requires.

1.20 Purchase Price means the consideration agreed to be paid by Buyer for the purchase of the Shopping Center as set forth in Section 2.1 (subject to prorations and adjustments as provided herein).

1.21 REA Estoppel Letter means a letter or other certificate dated not more than thirty (30) days prior to Closing, in the form attached hereto as Exhibit 1.21, or such other form reasonably approved by Buyer, from each party to any declaration, reciprocal easement agreement, or like agreement benefiting and/or burdening the Shopping Center.

1.22 Real Property means the lands and easements more particularly described in Exhibit 1.22 attached hereto and by reference made a part hereof.

1.23 Rent Roll means the Leases enumerated with respect to the Shopping Center, as listed on Exhibit 1.23 .of this Agreement, identifying with particularity the space leased by each tenant, the square footage and applicable rent, common area maintenance, tax and other reimbursements, and similar information concerning each of the Leases, together with a separate certificate setting forth security deposits held.

1.24 Seller means Merrimack Shopping Center, LLC, a Delaware limited liability company.

1.25 Seller Financial Statements means the statements of income and expense prepared by Seller, as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly and quarterly reports of income and expense prepared by Seller for the Shopping Center for any such period beginning after the latest of such calendar years, and ending prior to Closing.

1.26 Shopping Center means the shopping center identified on the initial page hereof.

1.27 Survey means a map of a staked survey of the Real Property and Improvements constituting the Shopping Center prepared by the surveyor who prepared the Existing Survey for the Shopping Center, such Survey to be dated not earlier than the Effective Date and to comply with the ALTA/ACSM Survey Requirements 2005 for ALTA/ACSM land title surveys jointly established and adopted in 2005, by the American Land Title Association, American Congress on Surveying and Mapping, and the National Society of Professional Engineers, including optional items 1,2, 3, 4, 6, 7(a, b, and c), 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards as adopted by ALTA and ACSM and in effect on the date of the Survey·. The surveyor shall prepare and deliver to Buyer elevation certificates for each building located within the Shopping Center that is located within a flood zone. The Survey shall be certified to Buyer, Seller, and the Title Company. The existing survey for the Shopping Center has been or will be delivered to Buyer and is identified on Exhibit 1.27 attached hereto ("Existing Survey").

1.28 Tenant Estoppel Letter means a letter or other certificate from a tenant dated not more than thirty (30) days prior to Closing certifying as to certain matters regarding such tenant's Lease, in substantially the same form as Exhibit 1.28 of this Agreement, or in the case of national or regional "credit" tenants, the form customarily used by such tenant. In any case, the form of Tenant Estoppel Letter which the particular tenant is obligated to give under its lease shall be deemed acceptable, notwithstanding any other requirement of this Agreement provided that such Tenant Estoppel Certificate (i) does not allege any event of default by either landlord or tenant and (ii) does not reflect any terms or conditions which are inconsistent with the terms or conditions contained in that tenant's Lease.

1.29 Title Company means Chicago Title Insurance Company.

1.30 Title Defect means any exception in a Title Insurance Commitment or any matter disclosed by a new Survey to which Buyer objects, other than a Permitted Exception (recognizing discretion that Buyer has the right to approve of any title exception and the Survey in its sole and absolute discretion in accordance with the terms hereof).

1.31 Title Insurance means an New Hampshire promulgated form of extended coverage owners policy of title insurance in the amount of the Purchase Price insuring marketable fee simple title to the Shopping Center in Buyer, subject only to the Permitted Exceptions (as. approved by Buyer) including the endorsements listed on Exhibit 1.31 (A) to this Agreement t9 the extent available in New Hampshire (the "Required Endorsements"), issued by the Title Company. Should Buyer's lender require any title insurance or endorsements to any policy, the cost of such title insurance and endorsement(s) shall be borne by Buyer, and Seller shall not be responsible for any associated costs at Closing pursuant to the provisions of Section 2.6(a)(7) of this Agreement. Buyer has received or will receive a copy of Seller's existing title insurance policy for the Shopping Center, which is identified on Exhibit 1.31 (B) attached hereto ("Existing Title Policy").

1.32 Title Insurance Commitment means a preliminary title report whereby the Title Company agrees to issue the Title Insurance to Buyer, together with copies of all instruments which are exceptions noted therein or conditions to be satisfied.

2. PURCHASE PRICE AND PAYMENT

2.1 Purchase Price; Payment. The total Purchase Price for the Property (subject to adjustment as provided herein) shall be $9,760,000.00. The Purchase Price shall be payable in cash or by wire transfer of immediately available funds, before 2:00 P.M. (Chicago, Illinois time) on the date of Closing.

2.2 Earnest Money Deposit. An initial earnest money deposit in the amount of $250,000.00 shall be deposited with Escrow Agent by Buyer within two (2) business days after the Effective Date. This Agreement may be terminated by Seller by notice to Buyer if the said deposit is not delivered to Escrow Agent by such deadline(s). All· deposits made as earnest money, together with the earnings thereon, shall be deemed included within the meaning of the term Earnest Money Deposit for all purposes. The Earnest Money Deposit shall be held as specifically provided in this Agreement and, at Buyer's option, shall either be applied to the Purchase Price at Closing, or released to Buyer upon Closing (with the full Purchase Price having been paid). After the conclusion of the Inspection Period the Earnest Money Deposit shall not be refundable except upon terms otherwise expressly set forth herein.

2.3 Tax Prorations. Ad valorem taxes and assessments shall be prorated at Closing as of midnight of the day preceding the Closing Date. If the amount of the taxes for any period prior to Closing are not available on the Closing Date, such taxes will be prorated based upon 110% of the most recently ascertainable taxes for the Property. If necessary, within sixty (60) days after receipt of the actual tax bills for the year of Closing, a final proration between Seller and Buyer shall be made based on the actual tax bills. Seller shall be solely responsible for any "rollback" or similar taxes affecting the Property, regardless of when imposed, if applicable to periods prior to Closing Date. This obligation shall survive Closing.

2.4 Other Prorations. All items of income and expense and other items customarily prorated in transactions of this kind shall be prorated as of midnight of the day preceding the Closing Date. All rents and other amounts payable by tenants shall be prorated on an accrual basis (i.e., Buyer shall get a credit for such amounts for each day remaining in the month, commencing with the Closing Date, regardless of whether tenants have paid to Seller their rent and other reimbursables for that month.) Seller shall provide to Buyer on or before March 31 of the year following the year of Closing a final reconciliation of CAM, Tax and Insurance charges that accrued during Seller's period of ownership, including an analysis of any sums due by each tenant to Seller. Buyer agrees not to seek recovery of any CAM, Tax or Insurance charges from tenants, whether the same are due to Seller or Buyer, until after receipt of such reconciliation from Seller and further agrees that, after receipt of the reconciliation from Seller, Buyer, as the new landlord, shall request from each tenant, as applicable, payment of all such sums, including the sums due to Seller and Buyer, in a single request.

2.5 Further Adjustments to the Purchase Price. The Purchase Price shall be further adjusted as of midnight of the day preceding the Closing Date by subtracting the amount of security deposits, prepaid rents from and credit balances of tenants under the Leases. Any rents, percentage rents or tenant reimbursements paid by tenants after the Closing Date but applicable to periods prior to the Closing Date shall be remitted to Seller by Buyer within thirty (30) days after receipt, except that Major Tenant (as described on Exhibit 1.15) reimbursements due for ad valorem property taxes which are paid by any Major Tenant on an annual basis shall be prorated as of the Closing Date, giving credit to Seller for the prorated amount of the projected amount to be paid for the same for the period from January 1 of the year of Closing and Closing Date. Buyer shall undertake to collect delinquencies in the ordinary course of its business, but shall have no obligation to institute any litigation. Seller may separately institute litigation for sums due it from tenants, but shall not attempt to evict any tenant or terminate any tenant's lease. Should Buyer collect any delinquent rents or other sums which cover periods prior to the Closing Date and for which Seller received no proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt. Buyer will not interfere in Seller's efforts to collect sums due it prior to the Closing. Seller will remit to Buyer within thirty (30) days after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring on or after the Closing Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in the Shopping Center shall be applied first to then current rents and reimbursements for such tenant(s), then to delinquent rents and reimbursements attributable to post-Closing Date periods, and then to pre-Closing Date periods.

2.6 Closing Costs.

(a) Seller shall pay:

(1)

The costs, if any, of satisfying any liens, curing title defects (including, if Seller elects to cure the defect or is required to cure in accordance With Section 7 of this Agreement, the cost and expense of title policy endorsements required to accomplish same, if any) and recording any curative title documents;

(2)

The brokerage commission payable to Broker incurred in connection with the sale of the Shopping Center to Buyer, if and when this transaction closes, in accordance with a separate written agreement between Broker and Seller;

(3)

Seller's attorneys' fees relating to the sale of the Property;

(4)

.All of the documentary transfer taxes imposed upon the transactions contemplated hereby;

(5)

If and only if this transaction closes, the costs of the Phase I Assessment to be obtained by Buyer, if any, not to exceed $3,000.00, which cost shall be paid at Closing;

(6)

If and only if this transaction closes, the costs of the Appraisal to be obtained by Buyer, if any, not to exceed $4,000.00, which cost shall be paid at Closing;

(7)

Subject to the restrictions set forth herein, the costs of an owner's policy of Title Insurance including the Required Endorsements, not to exceed $24,000.00; and

(8)

If and only if this transaction closes, the costs of the new Survey to be obtained by Seller, not to exceed $5,000.00, which cost shall be paid at Closing.

(b)

Buyer shall pay:

(1)

The costs of Buyer's due diligence investigations;

(2)

The costs of the Phase I Assessment to be obtained by Buyer, if any, in excess of$3,000.00;

(3)

The costs of Title Insurance in excess of $24,000.00, as well as the cost of any endorsements (other than the Required Endorsements) required by Buyer, or any title insurance policy or endorsements· required by Buyer's lender;

(4)

The costs of the new Survey to be obtained by Seller in excess of $5,000.00.

(5)

The costs, fees and taxes attributable to Buyer's financing, if any;

(6)

The costs of recording the closing documents to be recorded; and

(7)

Buyer's attorneys' fees.

3. INSPECTION PERIOD AND CLOSING

3.1 Inspection Period. Buyer shall have the Inspection Period within which to physically inspect the Property and conduct its due diligence related thereto. Buyer and Buyer's officers, employees, consultants, attorneys and other authorized representatives shall have the right to reasonable access to the Property and to all records of Seller related thereto (including without limitation title information, property leasing files, surveys, environmental assessment reports and other information concerning the condition of the Property), at reasonable times during the Inspection Period, for the purpose of inspecting the Property, obtaining an appraisal at Buyer's expense (the "Appraisal"), conducting a Phase I Environmental Site Assessment at Buyer's expense in accordance with ASTM standards only (the "Phase I Assessment"), reviewing the books and records of Seller concerning the Property, evaluating the leasing and physical condition of the Property, conducting tenant interviews and otherwise conducting its due diligence review. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any third party, governmental or quasi-governmental authorities or organizations. Buyer hereby expressly agrees that unless requested by Seller in writing to disclose such results, Buyer shall maintain the confidentiality of its Phase I report and any other environmental investigation or due diligence and specifically, shall not disclose such information to Seller, any third party or any governmental entity unless required to do so by law; provided, however, that Buyer may disclose such information to its consultants, attorneys, investors, lenders and other parties as necessary to complete its due diligence investigations of the Property. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury and mechanics liens caused by or arising from Buyer and its agents and contractors in the conduct of such inspections and investigations. Prior to any entry upon any Property by Buyer or any officer, employee, agent, consultant or contractor of Buyer, Buyer shall provide Seller with an insurance certificate reflecting liability insurance coverage of not less than $1,000,000 and naming Seller as an additional insured and to restore the Property to the substantially the same condition that existed prior to such inspections or investigations. Buyer's indemnity and insurance obligations shall survive the Closing or early termination hereof. Seller shall cooperate with and assist Buyer in making such inspections, interviews and reviews. Buyer agrees that it will not interview, converse or communicate with any tenant without affording Seller reasonable notice and an opportunity to be present and furnishing Seller a copy of each and every written communication to or from a tenant promptly upon giving or receiving same.

3.2 Buyer's Termination Right. Within the Inspection Period, Buyer may elect, in its sole and absolute discretion (for any reason, or for no reason) whether or not to go forward with this Agreement to Closing, which election shall be made by notice to Seller and Escrow Agent given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination such as Buyer's indemnity and insurance obligations in Section 3.1, shall terminate, whereupon Escrow Agent shall promptly return to Buyer the Earnest Money Deposit. Buyer shall return to Seller the materials and information furnished to Buyer by Seller, at no cost to Seller, after the Buyer's receipt of the Earnest Money Deposit. After the conclusion of the Inspection Period the Earnest Money Deposit shall not be refundable except upon terms otherwise expressly set forth herein.

3.3 Time and Place of Closing. The Closing shall take place at the offices of Escrow Agent on the later of: (a) the tenth (10th) day after the end of the Inspection Period; or (b) the day after the Major Tenant has paid its rent and all additional charges for the month in which the Closing occurs. By providing the other party with written notice, no later than three (3) business days prior to Closing, either party shall have the . right to extend the date of Closing by thirty (30) days if Seller has not obtained all required Tenant Estoppel Letters. At any time during such thirty (30) day extension period, Seller may provide Buyer with written notice that all Tenant Estoppel Letters have been obtained, and the Closing shall be set at a date and time that is mutually agreeable to Buyer and Seller within the next five (5) business days following such written notice. Notwithstanding the foregoing, if the Closing has not occurred on or before December 15, 2009, for any reason other than a default by Buyer, then Buyer may, in its sole and absolute discretion elect to terminate this Agreement by giving written notice to Seller and Escrow Agent in which event the Earnest Money Deposit (including any interest earned on the Earnest Money Deposit) shall be returned to Buyer and this Agreement and all rights, duties and obligations of Buyer and Seller, except any which expressly survive termination such as Buyer's indemnity and insurance obligations in Section 3.1, shall terminate.

4. WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

Seller, in its capacity as owner of the Shopping Center, and Regency Centers, L.P., a Delaware limited partnership, ("Regency"), which is the sole manager and member of Seller, jointly and severally, warrant and represent, as of the Effective Date and, where indicated, covenant and agree, as follows:

4.1 Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization. Seller is authorized to transact business in the state in which the Shopping Center is located. Seller has full power and authority to enter into and perform this Agreement in accordance with its terms.

4.2 Title. Seller is the owner in fee simple of the Shopping Center.

4.3 Litigation. There is no litigation or proceeding pending, or to the best of Seller's and Regency's knowledge, threatened against Seller or Regency relating to the Shopping Center, except as set forth on Exhibit 4.3 attached hereto.

4.4 Leases. There are no Leases affecting the Shopping Center other than those listed on the Rent Roll. To the best of Seller's and Regency's knowledge, the copies of the Leases, which will be delivered to Buyer, will be true, correct and complete copies thereof. Except with respect to that certain Lease between Quizno's Inc. and Landlord for 1,600 square feet in the Shopping Center, between the end of the Inspection Period and the Closing Date, Seller will not terminate or modify any of the Leases, enter into any new Leases or grant additional renewal rights to any tenant, without the consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion. Buyer acknowledges that Seller may commence eviction proceedings against Quizno's, Inc. in the near future, and in such event, Seller will diligently pursue such proceedings in order to complete the eviction proceeding prior to Closing such that Quizno's, Inc. will not be a tenant of the Shopping Center on the Closing Date. The previous provision to the contrary notwithstanding, the completion of the eviction proceeding shall not be a condition precedent to Closing. During the Inspection Period Seller will promptly advise Buyer of the terms of any proposed new Lease or modification of any existing Lease, or of any termination. No rent or reimbursement has been paid more than one (1) month in advance. No security deposit has been paid, except as stated on a separate certified report from Seller. No tenants under the Leases are entitled to interest on any security deposits. All of the Leases are in full force and effect. No tenant under any of the Leases has asserted any claim or right of offset against the landlord under their lease. If any tenant claims a right of offset in any Tenant Estoppel Certificate, and the claimed default by the landlord is not of a continuing nature, Seller shall have the right to pay to the tenant the amount of offset in order to obtain from the tenant a clean Tenant Estoppel Certificate.

4.5 Financial Statements. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder prepared by Seller is true, correct and complete and has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the results of operations for the Shopping Center as of and for the periods to which they relate. Seller covenants to deliver to Buyer updated certified Seller Financial Statements when and as prepared.

4.6 Contracts. Except as stated on Exhibit 4.6 attached hereto, which is a list of all service contracts in force and effect as of the date hereof, there are no Contracts affecting the Shopping Center, which extend beyond the Closing Date and which, if terminated in accordance with their terms, would bind Buyer or encumber the Shopping Center more than thirty (30) days after such termination. All Contracts are in full force and effect, and to the best of Seller's and Regency's knowledge, all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and to the best of Seller's knowledge, no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract. To the best of Seller's and Regency's knowledge, the copies of the Contracts to be delivered to Buyer will be true, correct and complete copies thereof. Seller will fulfill its obligations under all Contracts, and agrees that between the end of the Inspection Period and the Closing will not terminate or modify any Contracts or enter into any new Contract without the consent of Buyer, which consent may be withheld in Buyer's sale and absolute discretion, except such obligations as are freely terminable without penalty upon not more than thirty (30) days' written notice. During the Inspection Period Seller will promptly advise Buyer of the terms of any proposed new Contract or modification of any existing Contract, or of any termination.

4.7 Maintenance and Operation of Shopping Center. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Shopping Center substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent, not to be unreasonably withheld. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property, without replacing the same with a replacement of the same or greater quality and utility. Seller covenants to maintain such casualty and liability insurance on the Property as is presently being maintained.

4.8 Rent Roll; Tenant Estoppel Letters. The Rent Roll is true and correct in all material respects. Seller shall, within fifteen (15) days after the Effective Date, request current Tenant Estoppel Letters according to the form attached as Exhibit 1.27 to this Agreement from all tenants of the Shopping Center and shall use commercially reasonable efforts to obtain such Tenant Estoppel Letters not later than ten (10) days prior to Closing. The Tenant Estoppel Letters shall only be acceptable and delivered in satisfaction of this Section 4.8 if the information set forth in each such Tenant Estoppel Letter is consistent with the rent roll and Leases and indicates that the Landlord is not in default under the Lease.

4.9 Condemnation. To the best knowledge of Seller, neither the whole nor any portion of the Shopping Center, including access thereto; is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending or formally threatened any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no notice nor has any other knowledge that any such proceeding is contemplated.

4.10 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) conflict with or breach any provision of the organizational documents of Seller; (b) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture or deed of trust to which Seller is a party; or (c) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller.

4.11 Environmental Matters. Except for uses permitted by applicable law, to the best of Seller's knowledge Seller has used no Hazardous Material at the Shopping Center, nor has Seller knowingly permitted any other person to do so, except as reflected by the environmental assessment reports that have been previously been delivered to Buyer as part of Buyer's due diligence as listed on Exhibit 4.11 attached hereto or as otherwise set forth on Exhibit 4.11 attached hereto.

4.12 REA Estoppel Letters. Seller shall, within five (5) days after the Effective Date, request current REA Estoppel Letters from all REA parties under any declaration or reciprocal easement agreement and shall use good faith, commercially reasonable efforts to obtain such REA Estoppel Letters not later than ten (l0) days prior to Closing. Seller obtaining such REA Estoppel Letters from each party which is obligated under the terms of the declaration, reciprocal access agreement, or like agreement benefitting and/or burdening the Property (each, an "REA") shall be a condition precedent to Buyer's obligation to close the transaction contemplated by this Agreement. Seller obtaining an REA Estoppel Letter from an REA party not obligated under the terms of its REA to provide an REA Estoppel Letter shall not be a condition precedent to close the transaction contemplated by this Agreement but Buyer may terminate this Agreement pursuant to Section 3.1 if Seller has not delivered all REA Estoppel Letters prior to the end of the Inspection Period. In no event shall failure to obtain any REA Estoppel Letter be a default under this Agreement.

4.13 Foreign Investment and Real Property Tax Act. Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, or under any comparable state statutes which are applicable to this transaction. At Closing Seller. will execute and deliver to Buyer an affidavit regarding such matters.

4.14 Special Assessments. Seller has no knowledge of and has received no notice concerning any existing or proposed special assessments or similar taxes, charges or assessments against the Property.

4.15 No Employees. Seller has no employees at the Property.

4.16 No Violation of Law or Covenants. The Seller has not received notice of any violation of any law, ordinance, code or regulation or covenants, conditions, restrictions or other agreements affecting the Property.

4.17 Seller's Knowledge. When used herein, the term "to the best of Seller's knowledge" or "to the best of knowledge of Seller" shall mean only the actual, current, conscious knowledge, without inquiry (not constructive or implied knowledge), of Seller's Representative, Barry Argalas, who is the individual with the most knowledge about the Shopping Center.

5. WARRANTIES AND REPRESENTATIONS OF BUYER

5.1 Buyer hereby warrants and represents that Buyer is·an entity which is duly organized, validly existing and in good standing under the laws of the state of its organization. Buyer will, prior to Closing, be authorized to transact business in the state in which the Shopping Center is located. Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms.

5.2 Disclaimer. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENT DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE CLOSING, SELLER HAS NOT MADE, AND SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF ANY KIND OR CHARACTER REGARDING ANY ASPECT OF THE SHOPPING CENTER, INCLUDING, WITHOUT LIMITATION: (A) THE VALUE, NATURE, QUALITY OR PHYSICAL CONDITION THEREOF, (B) THE INCOME TO BE DERIVED THEREFROM, (C) THE SUITABILITY OF THE SHOPPING CENTER FOR ANY ACTIVITY OR USE WHICH BUYER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE. OF THE SHOPPING CENTER OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FI1NESS FOR A PARTICULAR PURPOSE OF THE SHOPPING CENTER, (F) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE SHOPPING CENTER, OR (G) COMPLIANCE OF THE SHOPPING CENTER WITH ANY ENVIRONMENTAL PROTECTION,' POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE THEREIN, THEREON OR THEREUNDER OF HAZARDOUS MATERIALS. ADDITIONALLY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY SELLER TO BUYER IN CONNECTION WITH CLOSING, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT REGARDING THE SHOPPING CENTER OR THE TRANSACTIONS CONTEMPLATED HEREIN. BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE SHOPPING CENTER, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATIONS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, OTHER THAN INFORMATION EXPRESSLY REQUIRED TO BE PROVIDED BY SELLER HEREUNDER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH HEREIN TO THE MAXIMUM EXTENT PERMITTED BY LAW THE SALE PROVIDED FOR HEREIN ARE MADE ON AN "AS-IS, WHERE-IS" BASIS WITH ALL FAULTS. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT. FURTHERMORE, EXCEPT FOR ANY CLAIM THE BUYER MAY HAVE AS A RESULT OF THE BREACH BY THE SELLER OF ANY EXPRESS REPRESENTATION OR WARRANTY OF SELLER SET FORTH HEREIN OR IN ANY DOCUMENT DELIVERED BY SELLER TO BUYER IN CONNECTION WITH CLOSING, BUYER DOES HEREBY RELEASE AND FOREVER DISCHARGE SELLER, ITS DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, LEGAL REPRESENTATIVES, AGENTS AND ASSIGNS, FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS AND DEMANDS FOR, UPON OR BY REASON OF ANY DAMAGE, LOSS OR INJURY WHICH HERETOFORE HAVE BEEN OR WHICH HEREAFTER MAY BE SUSTAINED BY BUYER RESULTING FROM OR ARISING OUT OF THE PRESENCE OF ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONTAMINATION ON OR IN THE VICINITY OF THE PROPERTY, INCLUDING THE SOIL AND/OR GROUNDWATER (HEREINAFTER REFERRED TO AS THE "CLAIMS"). THIS RELEASE APPLIES TO ALL SUCH CLAIMS WHETHER THE ACTIONS' CAUSING THE PRESENCE OF HAZARDOUS MATERIALS ON OR IN THE VICINITY OF THE PROPERTY OCCURRED BEFORE OR AFTER THE CLOSING. THIS RELEASE EXTENDS AND APPLIES TO, AND ALSO COVERS AND INCLUDES, ALL STATUTORY OR COMMON LAW CLAIMS THE BUYER MAY HAVE AGAINST THE SELLER. THE PROVISIONS OF ANY STATE; FEDERAL, OR LOCAL LAW OR STATUTE PROVIDING IN SUBSTANCE THAT RELEASES SHALL NOT EXTEND TO CLAIMS, DEMANDS, INJURIES OR DAMAGES WHICH ARE UNKNOWN OR UNSUSPECTED TO EXIST AT THE TIME, TO THE PERSON EXECUTING SUCH RELEASE, ARE HEREBY EXPRESSLY WAIVED.

5.3

USA Patriot Act.

(a)

(a) None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ '881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the ''US Patriot Act").

(b)

(b) Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of Treasury (including those named on OFAC's Specially Designed and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

6. POSSESSION; RISK OF LOSS

6.1 Possession. Possession of the Shopping Center will be transferred to Buyer at the conclusion of the Closing, subject to the Permitted Exceptions.

6.2 Risk of Loss. All risk of loss to the Shopping Center shall remain upon Seller until the conclusion of the Closing. If, before Closing, any material and substantial portion (defined as damage in excess of $125,000) of the Shopping Center is damaged by fire or other casualty or any Major Tenant has the right to terminate its Lease or abate rent as a result of any damage by fue or other casualty (regardless of the extent of the damage), or if any material and substantial portion of the Shopping Center is taken or formally threatened by eminent domain (defined as affecting any Shopping Center building, and/or any Shopping Center parking, if the same results in a noncompliance with zoning or impacts 10% or more of the total parking, and/or adversely impacts any access drive serving the Shopping Center), and/or violates the terms and conditions of any lease regarding minimum number of parking spaces or parking ratios, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

a.

terminate this Agreement upon notice to Seller and Escrow Agent given within ten (10) business days after such notice from Seller; or

b.

proceed with the purchase of the Shopping Center, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or ·collected by Seller under any insurance policies (together with Seller's payment to Buyer of any deductible thereunder) or as condemnation awards.

If Buyer is not entitled to terminate this Agreement pursuant to clause (a) above, then Seller shall pay over and assign to Buyer at Closing all insurance proceeds payable as a result of the damage to the Property (including all casualty insurance proceeds and . all rent loss and business interruption insurance proceeds, if any, applicable to the period on or after the Closing Date) and, in addition thereto, shall pay to Buyer at Closing an amount equal to all deductibles with respect to such insurance.

7. TITLE MATTERS

Seller has delivered or will deliver to Buyer promptly after the Effective Date hereof copies of the Existing Title Policy and Existing Survey, and within ten (10) days of the Effective Date, Buyer shall use diligent efforts to obtain the new Title Insurance Commitment through' Escrow Agent and Seller (at Buyer's expense, subject to the provisions of Sections 2.6(a)(8) and 2.6(b)(4) of this Agreement) shall use diligent efforts to obtain the new Survey. Buyer will have five (5) business days after its receipt of both the new Title Insurance Commitment and the new Survey, but in no event later than the end of the Inspection Period, within which to notify Seller in writing of any conditions, defects, encroachments or other objections to title or survey which are not acceptable to Buyer. Any matter disclosed by the Title Insurance Commitment (other than liens removable by the payment of money) or by the Survey which is not timely specified in Buyer's written notice to Seller, shall be deemed a Permitted Exception. Seller shall use reasonable efforts to cure all objections to title or survey made by Buyer ("Title Objections") by Closing, but shall not be obligated to cure any Title Objections, other than (i) those which are in the nature of a mortgage lien voluntarily imposed by Seller; (ii) a mechanic's or construction lien arising through Seller; or (iii) other claim arising through Seller which can be cured by the payment of money, or (iv) other claim which can be cured by the payment of money, provided the amount of money to be paid to effect the cure does not exceed $5,000.00, and further provided in no event shall Seller be obligated to institute any litigation to cure any Title Objections. If Seller elects not to cure a Title Objection, Seller shall notify Buyer in writing of such election. If any Title Objection is not cured by Closing, Buyer may (i) refuse to purchase the Shopping Center and terminate this Agreement and immediately receive a return of the Earnest Money Deposit; or (ii) waive such objection(s) and close the purchase of the Shopping Center, subject to the Title Objection(s), and without reduction of the Purchase Price.

. 8. CLOSING DELIVERIES; BUYER'S CONDITIONS TO CLOSING

8.1

Seller Deliveries. At Closing Seller shall deliver:

(a)

A special warranty deed in proper form for recording, duly executed, witnessed and acknowledged, so as to convey to Buyer the fee simple title to the Shopping Center, subject only to the Permitted Exceptions;

(b)

Originals, if available, or if not, true copies of the Leases and Contracts;

(c)

Assignments to Buyer of all Leases and all Contracts in the form attached hereto as Exhibit 8.1 (c) (the "Assignment");

(d)

A quitclaim bill of sale or assignment of all Personal Property and Materials in the form attached hereto as Exhibit 8.1 (d);

(e)

An updated Rent Roll (dated within three (3) days of the Closing Date) certified by Seller as true, correct and complete in all material respects;

(f)

Tenant Estoppel Letters from all Major Tenants and from tenants occupying not less than seventy five percent (75.0%) of the remaining leasable square footage of the Shopping Center and the REA Estoppel Letters, if not already delivered to Buyer;

(g)

An owner's affidavit, non-foreign affidavit, non-tax withholding certificate and such other documents as may reasonably be required by the Title Company in order to effectuate the provisions of this Agreement and the consummation of the transactions contemplated herein;

(h)

An Escrow Agreement contemplating the terms set forth In Sections 10.2 and 10.3 herein, to the extent necessary;

(i)

Resolutions or affidavits of Seller authorizing the transaction described herein;

(j)

Letters to tenants signed by Seller, in the form attached hereto as Exhibit 8.10), and made a part hereof, notifying the tenants of the acquisition of the Shopping Center by Buyer and directing the tenants to pay all rents and other sums to Buyer from and after the Closing Date;

(k)

An updated certificate, as of closing, certifying that the representations and warranties contained in Article 4 of this Agreement remain true and correct in all material respects;

(l)

The audit representation letter described in Section 10.19 of this Agreement;

(m)

The Amendment to the REA described in Section 10.20 of this Agreement, in proper form for recording, duly executed, witnessed and acknowledged; and,

(n)

Such other documents as the Title Company may reasonably request to effect the transaction contemplated by this Agreement.

8.2

Buyer Deliveries. At Closing Buyer shall deliver:

(a)

Subject to the terms of subparagraph 2.2 hereof, a direction to Escrow Agent to disburse the Earnest Money Deposit to Seller;

(b)

The balance of the Purchase Price;

(c)

The Assignment;

(d)

An Escrow Agreement contemplating the terms set forth m Sections 10.2 and 10.3 herein, to the extent necessary;

(e)

If necessary, the license agreement in favor of Seller pursuant to Sections 10.2 and 10.3 herein; and

(f)

Such other documents as the Title Company may reasonably request to effect the transactions contemplated by this Agreement.

8.3 Reasonable Efforts. Each of the parties hereto agrees to use reasonable efforts to take or cause to be taken all actions reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

9. BREACH; REMEDIES

9.1 Breach by Seller. In the event of a breach of Seller's obligations herein, Buyer may, at Buyer's election: (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as expressly survive termination); (ii) enforce this Agreement by suit for specific performance (including costs and expenses of suit, including reasonable attorney's fees); or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

9.2 Breach by Buyer. In the event of a breach of Buyer's obligations herein, Seller's sole legal and equitable remedy (except for breaches related to Buyer's indemnity and insurance obligations) shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as AGREED LIQUIDATED DAMAGES for such breach, and upon payment in full to Seller of such Earnest Money Deposit, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except the indemnity and insurance obligations of Buyer, for which Seller, in the event of a breach thereof by Buyer, shall have available to it all remedies at law or in equity).

10. MISCELLANEOUS

10.1 Unfinished Space -Buyer Credit. Units 14 and 15 of the Shopping Center comprising an aggregate of 2,600 square feet (the "Unfinished Units") are in a "raw" unfinished state and have not been improved. At Closing, Buyer. shall receive a credit against the Purchase Price in the amount of $52,000.00, representing Seller's contribution to the costs to improve the Unfinished Units in the amount of $20.00 per square foot. The Unfinished Units are being sold "As-Is", and Buyer acknowledges that Buyer shall be responsible for any improvements to be made to the Unfinished Units.

10.2 Card Store Lease. Seller previously entered into that certain Shopping Center Lease with Eric D. Young, d/b/a ½ Off Cards ("Young") dated May 15, 2009 to occupy Units 3C and 4 of the Shopping Center (the "Card Store Lease"). The Seller is in the process of completing the necessary improvements to deliver the premises t6 Young in accordance with the terms of the Card Store Lease.. The parties hereby' acknowledge the Seller shall be responsible to pay all tenant improvement or allowance costs and leasing commissions associated with the current term of the Card Store Lease, and Seller shall be responsible for those obligations of landlord specifically related to the delivery of the premises to Young in accordance with the terms of the Card Store Lease, including but not limited to required improvements to the leased premises. In the event necessary, at Closing, Buyer shall grant Seller a license for Seller and Seller's agents to access the Shopping Center in order to fulfill Seller's obligations related to delivering such space to Young.

Buyer and Seller have agreed to establish an escrow account at Closing, if necessary, with respect to the Card Store Lease. In the event Young is not paying full Minimum Annual Rent and Additional Rent (as defined in the Card Store Lease) on or before the Closing Date, at Closing, Seller shall deposit with the Escrow Agent the sum of $14,754.96, representing Minimum Annual Rent ($3,504.16) and estimated Additional Rent ($1,414.16) for three (3) months (the "Card Store Escrow Term") for such space (the "Card Store Escrowed Funds"), which Card Store Escrowed Funds shall be held in an interest bearing account in the name of Seller. Following Closing, Buyer shall be entitled to monthly disbursements from the Card Store Escrowed Funds on the fIrst (1 st) day of each calendar month in an amount equal to $4,918.32 until the earlier of (i) such time as Young commences paying Minimum Annual Rent and Additional Rent pursuant to the terms of the Card Store Lease, or (ii) there are no longer any remaining Card Store Escrowed Funds. Upon Young's commencing paying Minimum Annual Rent and Additional Rent, the Escrow Agent shall release all undisbursed Card Store Escrowed Funds to Seller, and the Buyer shall no longer be entitled to any disbursements from the Card Store Escrowed Funds. On the Closing Date, Buyer shall receive a prorated portion of the Card Store Escrowed Funds for such monthly rent and reimbursable expense payment from the Closing Date through the end of the month in which the Closing occurs. At the end of the Card Store Escrow Term, the Escrow Agent shall return any remaining Card Store Escrowed Funds to Seller.

In the event Young commences paying Minimum Annual Rent and Additional Rent under the Card Store Lease on or before the Closing Date, there shall be no obligation to establish any related escrow account at Closing.

10.3 Liquor Store Lease. Seller previously entered into that certain New Hampshire State Liquor Commission Standard Lease Agreement with the New Hampshire State Liquor Commission (the "Commission") dated August 19, 2009 to occupy Units 10, 11, 12 and 13 of the Shopping Center (the "Liquor Store Lease"). The Seller is in the process of completing the necessary improvements to deliver the premises to the Commission in accordance with the terms of the Liquor Store Lease. The parties hereby acknowledge the Seller shall be responsible to pay all tenant improvement or allowance costs and leasing commissions associated with the current term of the Liquor Store Lease, and Seller shall be responsible for those obligations of landlord specifically related to the delivery of the premises to the Commission in accordance with the terms of the Liquor Store Lease, including but not limited to required improvements to the leased premises. In the event necessary, at Closing, Buyer shall grant Seller a license for Seller and

Seller's agents to access the Shopping Center in order to fulfill Seller's obligations related to delivering such space to the Commission.

Buyer and Seller have agreed to establish an escrow account at Closing with respect to the Liquor Store Lease. In the event the Commission is not paying Rent (as defined in the Liquor Store Lease) on or before the Closing Date, at Closing, Seller shall deposit with the Escrow Agent the sum of $28,764.00, representing Rent ($9,588.00/month) for three (3) months (the "Liquor Store Escrow Term") for such space (the "Liquor Store Escrowed Funds"), which Liquor Store Escrowed Funds shall be held in an interest bearing account in the name of Seller. Following Closing, Buyer shall be entitled to monthly disbursements from the Liquor Store Escrowed Funds on the first (1st) day of each calendar month in an amount equal to $9,588.00 until the earlier of (i) such time as the Commission has commenced paying Rent pursuant to the terms of the Liquor Store Lease, or (ii) there are no longer any remaining Liquor Store Escrowed Funds. Upon the Commission's commencing paying Rent, the Escrow Agent shall release all undisbursed Liquor Store Escrowed Funds to Seller, and the Buyer shall no longer be entitled to any disbursements from the Liquor Store Escrowed Funds. On the Closing Date, Buyer shall receive a prorated portion of the Liquor Store Escrowed Funds for such monthly rent expense payment from the Closing Date through the end of the month in which the Closing occurs. At the end of the Liquor Store Escrow Term, the Escrow Agent shall return any remaining Liquor Store Escrowed Funds to Seller.

In the event the Commission commences paying Rent under the Liquor Store Lease on or before the Closing Date, there shall be no obligation to establish any related escrow account at Closing.

10.4 Commissions. Seller and Buyer represent to each other that neither Seller (in the case of Seller's representation) nor Buyer (in the case of Buyer's representation) has dealt with nor does it have any knowledge of any broker or other person who has or may have any claim against Seller, Buyer or the Shopping Center for a brokerage commission, finder’s fee or like payment arising out of or in connection with this transaction, other than Broker (which fee shall be paid by Seller pursuant to separate agreement). Buyer agrees to indemnify and hold Seller harmless from any other such claim arising by, through or under Buyer, and Seller agrees to indemnify and hold Buyer harmless from any other such claim arising by, through or under Seller.

10.5 Notices. All notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be in writing, signed by the party or its counsel identified below, and shall be served (as an alternative to personal service) by overnight courier service or facsimile transmission (followed promptly by personal service or mailing of a hard copy), at the addresses set forth below:

As to Seller:	Merrimack Shopping Center, LLC c/o Regency Centers, L.P. Attention: Barry Argalas One Independent Drive, Suite 114 Jacksonville, Florida 32202 Telephone: 904-598-7464 Facsimile: 904-354-3448

With a copy to Seller's Counsel:	Rogers Towers, P.A Attention: John R. Ibach, Esq. 1301 Riverplace Blvd., Suite 1500 Jacksonville, Florida 32207 Telephone: 904-398-3911 Facsimile: 904-396-0663

As to Buyer:	Inland Real Estate Acquisitions, Inc. Attention: G. Joseph Cosenza 2901 Butterfield Road Oak Brook, Illinois 60523 Telephone: 630-218-4948 Facsimile: 630-218-4935

With a copy to: Buyer's Counsel:	The Inland Real Estate Group, Inc. Attention: Robin Rash 2901 Butterfield Road Oak Brook, Illinois 60523 Telephone: 630-218-2885 Facsimile: 630-219-4900
With a copy to Escrow Agent: (if required)	Chicago Title Insurance Company 171 N. Clark Street Chicago, IL 60601 Attn: Nancy Castro Telephone: 312-223-2709 Facsimile: 312-223-2108

Any such notice or demand so secured, shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier, or by confirmation of the facsimile transmission.

10.6 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

10.7 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and every other provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.8 Attorneys' Fees. In the event of any dispute, litigation or other proceeding between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereunder, the unsuccessful party to such dispute, litigation or other proceeding shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred at trial, on appeal, and in any arbitration, administrative or other proceedings, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for such costs and fees. This section shall survive the Closing or a prior termination hereof.

10.9 Time. Time is of the essence of this Agreement, provided that if any date upon which some action, notice or response is required of any party hereunder occurs on a weekend or national holiday, such action, notice or response shall not be required until the next succeeding business day.

10.10 Governing Law. This Agreement shall be governed by the laws of the state in which the Property is located.

10.11 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other; and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

10.12 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

10.13 Counterparts, Further Instruments, Etc. This Agreement may be executed in counterparts, and when so executed shall be deemed executed as one agreement. Seller and Buyer shall execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

10.14 No Recording. Neither this Agreement nor any memorandum notice or short form hereof shall be recorded.

10.15 Survival. The indemnities, representations and warranties of each of Seller, Regency and Buyer, and their respective obligations intended to be performed after the Closing, if any, shall survive for a period of two hundred seventy (270) calendar days following the Closing Date (the "Survival Period"), at which time they will be of no further force or effect except as hereinafter provided in this Section 10.15. No claim asserted after Closing for a breach of any representation or warranty of Seller or Regency shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to Closing or disclosed or referenced in this Agreement, the documents delivered as part of the due diligence documentation, the Existing Title Policy, Existing Survey, Title Insurance Commitment or the Survey. Seller and Regency shall not have any liability to Buyer for a breach of any representation or warranty (a) in excess of the Cap (as defined in this Section 10.15), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller and Regency prior to the expiration of the Survival Period and an action shall have been commenced and filed by Buyer against Seller within sixty (60) days after delivery of notice of the alleged breach. As used herein, the term "Cap" shall mean Two Million Dollars ($2,000,000.00) in the aggregate. In no event whatsoever shall Seller have any liability to Buyer in excess of the Cap for any claims asserted after Closing for a breach of a representation or warranty.

10.16 Successors and Assigns. Buyer shall not assign its rights hereunder except to affiliated entities. An affiliated entity for purposes hereof shall include any entity which is wholly owned by a party or by a parent of a party, or any entity in which a party or a parent of a party has an equity interest and is a general or managing partner/member. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and permitted assigns of the parties. No third parties, including any brokers or creditors, shall be beneficiaries hereof or entitled to any rights or benefits hereunder.

10.17 Entire Agreement. This Agreement, together with the exhibits attached hereto, supercedes all prior agreements between the parties as to the Property, if any, and constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller or their respective counsel identified herein.

10.18 Section 1031 Exchange. Buyer acknowledges that Seller may effect a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986,. as amended (the "Code"). Accordingly, Buyer agrees that it will reasonably cooperate with Seller to effect a tax-free exchange in accordance with the provisions of Section 1031 of the Code and the regulations promulgated with respect thereto. Seller shall be solely responsible for any additional fees, costs or expenses incurred in connection with the like-kind exchange contemplated by this paragraph, and Buyer shall not be required to execute any document other than an assignment of the contract to a qualified intermediary and a closing statement identifying the qualified intermediary as the Seller, nor incur any debt, obligation or expense in accommodating Seller hereunder. In no event shall Seller's ability or inability to effect a like-kind exchange~ as contemplated hereby, in any way delay the Closing or relieve Seller from its obligations and liabilities under this Agreement. Seller hereby agrees to indemnify and hold harmless Buyer from any liability, losses or damages incurred by Buyer in connection with or arising out of the Section 1031 like-kind exchange, including but not limited to any tax liability.

10.19 Cooperation with Seller's Audit. Seller agrees, at Buyer's expense, to reasonably cooperate fully with Buyer and Buyer's representatives to facilitate Buyer's evaluations and reports, including at least a one (l) year audit of the books and records of the Property that qualify, comply with and can be used in a public offering. On the Closing Date, Seller shall execute and deliver to Buyer an audit representation letter in the form to be determined prior to the end of the Inspection Period.

10.20 Declaration of Construction, Operating and Reciprocal Easements. The Property is currently subject to that certain Declaration of Construction, Operating and . Reciprocal Easements dated August 31, 2005 recorded in Book 7545, page 999, of the public records of HIllsborough County, New Hampshire (the "REA"). The Buyer acknowledges and agrees that at Closing, an amendment to the REA (the "Amendment") will be recorded, modifying Section 2(b)(ii) and Section 2(c)(iii) to substitute the words "Owner of the Market Parcel" in place of the word "Declarant", so that the provision will provide that the Owner of the Market Parcel shall maintain, repair and replace the Access Road and Access Road Improvements and the Retention Basin (all as defined in the REA), and also that the Owner of the Market Parcel and the Owner of the Office Parcel shall each be responsible for their respective proportionate share of the costs of maintaining, repairing and replacing the Access Road and the Access Road Improvements and the Retention Basin. The Seller shall provide a copy of the proposed Amendment to the REA to Buyer within fifteen (15) days of the Effective Date of this Agreement. If the Amendment is not acceptable to Buyer, Buyer's sole remedy shall be to terminate this Agreement prior to the end of the Inspection Period. If Buyer does not so terminate, the Buyer shall be deemed to have consented to the execution and recording of such Amendment.

SIGNATURES BEGIN ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"SELLER"

MERRIMACK SHOPPING CENTER, LLC, a Delaware limited liability company

By: Regency Centers, L.P., a Delaware limited partnership, its sole member and manager

By: ______________________
Name: ~~Barry Argalas~~ John R. Ibach
Title: ~~Senior Vice President~~ Attorney In Fact/ Authorized Signatory

Date: October 22, 2009

Tax Identification No: 59-3429602

"BUYER"

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation,

By:______________________
Name:______________________
Title:______________________

Date: October ______, 2009

Tax Identification No:____________

JAX\1376204_2

-24-

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"SELLER"

MERRIMACK SHOPPING CENTER, LLC, a Delaware limited liability company

By: Regency Centers, L.P., a Delaware limited partnership, its sole member and manager

By: ________________________
Name: Barry Argalas
Title: Senior Vice President

Date: October _____, 2009

Tax Identification No: 59-3429602

"BUYER"

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation,

By: ________________________
Name: ________________________
Title: ________________________

Date: October _____, 2009

Tax Identification No: ___________

JAX\1376204_2

-24-

JOINDER OF ESCROW AGENT

Duties. Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and the foregoing Agreement. The Earnest Money Deposit shall be invested by Escrow Agent in an interest bearing account at a national bank having assets in excess of ten billion dollars.

Indemnity. Escrow Agent shall not be liable to any party except for claims resulting from the negligence or willful misconduct of Escrow Agent. If the escrow is the subject of any controversy or litigation, the parties to the Agreement shall jointly and severally indemnify and hold Escrow Agent harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which Escrow Agent may incur by reason of or in connection with such controversy or litigation, except to the extent it is determined that such controversy or litigation resulted from Escrow Agent's negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay and hold the other party harmless against such amounts.

Conflicting Demands. If conflicting demands are made upon Escrow Agent or if Escrow Agent is uncertain with respect to the escrow, the parties to the Agreement expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved' by the particular party if Escrow Agent does not receive written notice of disapproval within five (5) business days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

NOTWITHSTANDING THE FOREGOING, IN THE EVENT ESCROW AGENT RECEIVES BUYER'S NOTICE THAT BUYER HAS TERMINATED THIS AGREEMENT ON OR PRIOR TO 5:00 P.M. (CHICAGO, ILLINOIS TIME) ON THE LAST DAY OF THE INSPECTION PERIOD, ESCROW AGENT IS AUTHORIZED AND DIRECTED TO RELEASE THE EARNEST MONEY TO BUYER WITHOUT FURTHER DIRECTION FROM SELLER.

4. Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.

CHICAGO TITLE INSURANCE COMPANY

By: [signature]
Its Authorized Agent

Date: October 23, 2009

"ESCROW AGENT"

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EXHIBIT 1.15

Major Tenants

Shaw's

EXHIBIT 1.21

REA ESTOPPEL STATEMENT

The undersigned _________________________, a ____________________ corporation ("______"), is a party to the ___________________________ (REA) recorded on __________, _____ in Book __, Page __ of the Public Records of ______ County, __________ (the "REA"), between and among ______, ______________, a ___________ ("Developer"), and ____________, a ____________ (corporation) ("_______"), with respect to the ___________________ Shopping Center in ________, ________ (the "Shopping Center"). ____________ has been advised that Developer is in process of selling Developer's interest in the Shopping Center to ______________________________________________ (together with its lender, and successors and assigns, collectively referred to herein as "Purchaser"). ____________hereby states to Purchaser as follows (without undertaking any investigation to verify the accuracy of the statements made):

1.

The REA has not been amended and is in full force and effect.

2.

The REA is presently in full force and effect according to its terms.

3.

Neither the undersigned nor, to the undersigned's best knowledge, Developer Or any other party is in default under any of the terms of the REA, nor has any event occurred which with the passage of time or the giving of notice or both would constitute a default under the REA. The undersigned has no claims, counterclaims, defenses or setoffs against Developer or any other party arising under the REA.

This Statement does not (a) constitute a waiver of any rights _____________ may have under the REA, or (b) modify, alter, or change any of the terms or conditions of the REA.

No officer or employee signing this Statement on behalf ____________ of shall have any liability as a result of having given this statement.

The statements contained in this Statement are not affirmative representations, warranties, covenants or waivers, and _______ shall not be liable to Developer, Purchaser or any third party on account of any information herein contained, notwithstanding the failure, for any reason, to disclose and/or correct relevant information. Notwithstanding the preceding sentence, _______ shall be estopped from asserting any claim or defense against Purchaser to the extent such claim or assertion is based upon facts, now known to the person(s) signing below on behalf of _______, which are contrary to those contained herein, if Purchaser has acted in reasonable reliance upon such statements without knowledge of facts to the contrary. This Statement is given solely for Purchaser's information and may not be relied upon by anyone other than Purchaser, or in connection with any transaction other than the transaction described above. Capitalized terms used in this Statement, unless otherwise defined, will have the meanings ascribed to such terms in the REA.

Dated as of ________, 2009.

____

a ________(corporation)

By:____________________________

As Its:

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EXHIBIT 1.22

Legal Description of the Real Property

Those certain parcels of land situated on the southerly side of Continental Boulevard in the Town of Merrimack, County of Hillsborough, State of New Hampshire, being Lots 3D-3-1, 3D-3-2, and 3D-3-4 as shown on a plat entitled "Subdivision Plan, Continental Boulevard and Camp Sargent Road, Merrimack, New Hampshire", prepared for Merrimack Shopping Centers, LLC, dated June 1,2004 and revised through 11/8/04 by Hayner/Swanson, Inc.

EXHIBIT 123

Rent Roll

Rent Roll for Merrimack Shopping Center (579)

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
SHAW'S	0001	54,000	57901	577838	4/28/2006	4/28/2006	2/28/2027	Active	9.90	2.29	0.00	0.00	0.00	12.19

Rent Steps

Begins	Ends	Base Rent
3/1/2012	2/28/2017	$10.65
3/1/2017	2/28/2022	$11.40
3/1/2022	2/28/2027	$12.15

Options

#	Notif. Date	Begins	Ends	Rent Type	Base Rent
	6/4/2026	3/1/2027	2/28/2037	Base	$12.90
	6/4/2036	3/1/2037	2/28/2042	Base	$13.65
	6/4/2041	3/1/2042	2/28/2047	Base	$14.40
	6/4/2046	3/1/2047	2/29/2052	Base	$15.15
	6/5/2051	3/1/2052	2/28/2057	Base	$15.90
	6/4/2056	3/1/2057	2/28/2062	Base	$16.65

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
SUPERCUTS	0002	1,200	57903	591400	5/30/2006	5/30/2006	5/31/2011	Active	23.00	2.87	2.25	0.29	0.00	28.42

Options

#	Notif. Date	Begins	Ends	Rent Type	Base Rent
	12/3/2010	6/1/2011	5/31/2016	Base	$25.76
	12/4/2015	6/1/2016	5/31/2021	Base	$28.85

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
EAST CHINA	0003B	1,600	57905	594419	12/11/2006	12/11/2006	12/31/2013	Active	23.00	2.87	2.25	0.29	0.75	29.17

Rent Steps

Begins	Ends	Base Rent
1/1/2010	12/31/2010	$23.69
1/1/2011	12/31/2011	$24.40
1/1/2012	12/31/2012	$25.13
1/1/2013	12/31/2013	$25.89

Options

#	Notif. Date	Begins	Ends	Rent Type	Base Rent
	7/5/2013	1/1/2014	12/31/2018	BASE	$26.66

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
1/2 OFF CARDS	0004	2,900	57913	606918	11/1/2009	8/19/2009	10/31/2014	Active	14.50	2.87	2.25	0.29	0.00	19.91

Rent Steps

Begins	Ends	Base Rent
11/1/2009	10/31/2011	$14.50
11/1/2009	10/31/2012	$15.37
11/1/2009	10/31/2013	$15.83
11/1/2009	10/31/2014	$16.31

Page 1 of 3

Printed on 10/22/2009 at 2:15:59PM

Rent Roll for Merrimack Shopping Center (579)

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross

Options

#	Notif. Date	Begins	Ends	Rent Type	Base Rent
	5/5/2014	11/1/2014	10/31/2019	BASE	$16.80

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
NH BEST CLEANERS & TAILORS	0005	1,200	57902	591351	5/16/2006	8/5/2009	5/31/2011	Active	24.00	2.87	2.25	0.29	0.00	29.42

Options

#	Notif. Date	Begins	Ends	Rent Type	Base Rent
	12/3/2010	6/1/2011	5/31/2016	BASE	$27.00

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
MERRIMACK JEWELERS	0006	1,200	57910	603777	8/14/2008	8/14/2008	8/31/2013	Active	17.00	2.87	2.25	0.29	0.00	22.41

Options

#	Notif. Date	Begins	Ends	Rent Type	Base Rent
	3/5/2013	9/1/2013	8/31/2018	BASE	$18.70

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
GO WIRELESS	0007	1,200	57912	604855	10/7/2008	10/7/2008	10/31/2013	Active	21.00	2.13	2.25	0.29	1.00	26.68

Rent Steps

Begins	Ends	Base Rent
11/1/2009	10/31/2010	$21.63
11/1/2010	10/31/2011	$22.28
11/1/2011	10/31/2012	$22.95
11/1/2012	10/31/2013	$23.64

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
QUIZNO'S	0008	1,600	57904	591449	6/14/2006	6/14/2006	6/30/2016	Active	27.00	2.87	2.25	0.29	0.00	32.42

Rent Steps

Begins	Ends	Base Rent
7/1/2011	6/30/2016	$30.24

Options

#	Notif. Date	Begins	Ends	Rent Type	Base Rent
	1/3/2016	7/1/2016	6/30/2021	Base	$33.87

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
PIZZICO	0009	3,200	57908	599084	11/1/2007	11/1/2007	11/30/2019	Active	17.00	2.87	2.25	0.29	0.19	22.61

Rent Steps

Begins	Ends	Base Rent
12/1/2009	11/30/2012	$17.40
12/1/2012	11/30/2019	$18.00

Options

#	Notif. Date	Begins	Ends	Rent Type	Base Rent
	6/4/2019	12/1/2019	11/30/2024	BASE	$19.00

Page 2 of 3

Printed on 10/22/2009 at 2:15:59PM

Rent Roll for Merrimack Shopping Center (579)

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
STATE OF NEW HAMPSHIRE LIQUOR	0010	6,392	57914	607865	8/19/2009	8/19/2009	8/31/2014	Pre-Lease	0.00	0.00	0.00	0.00	0.00	0.00
VACANT	0014	1,200	0	0					0.00	0.00	0.00	0.00	0.00	0.00
VACANT	0015	1,400	0	0					0.00	0.00	0.00	0.00	0.00	0.00
RADIO SHACK	0016	1,800	57911	604600	1/6/2009	1/6/2009	1/31/2014	Active	21.50	1.69	2.16	0.00	0.00	25.35

Options

#	Notif. Date	Begins	Ends	Rent Type	Base Rent
	8/4/2013	2/1/2014	1/31/2019	BASE	$24.19
	8/4/2018	2/1/2019	1/31/2024	BASE	$27.21

Tenant	UnitNumb	Sq. Ft.	Lease #	Tenant #	Begins	Moves In	Ends	Status	Base Rent	CamPSF	TaxPSF	Ins.	Other	Gross
VACANT	0110	0	0	0					0.00	0.00	0.00	0.00	0.00	0.00
MCDONALDS	0120	1	57906	597048	9/8/2007	9/8/2007	10/31/2027	Active	75,000.00	0.00	0.00	0.00	0.00	75,000.00

Rent Steps

Begins	Ends	Base Rent
10/1/2011	9/30/2012	$79,999.92
10/1/2012	9/30/2017	$84,999.96
10/1/2017	10/31/2027	$93,170.04

Options

#	Notif. Date	Begins	Ends	Rent Type	Base Rent
	11/5/2026	11/1/2027	10/31/2032	BASE	$8,540.58
	11/6/2031	11/1/2032	10/31/2037	BASE	$9,394.64
	11/5/2036	11/1/2037	10/31/2042	BASE	$10,334.04
	11/5/2041	10/1/2042	9/30/2047	BASE	$11,367.49

Center's Total Sq Ft: 78,893 **Leased Sq Ft:** 76,293 **% Leased:** 96.70%

Page 3 of 3
Printed on 10/22/2009 at 2:15:59PM

EXHIBIT 1.27

Identification of Existing Survey

ALTA/ACSM Land Title Survey dated October 1, 2002, last revised January 17, 2003 prepared by Haynes/Swanson, Inc.

EXHIBIT 1.28

Form of Tenant Estoppel Letter

EXHIBIT ____

Tenant Estoppel Certificate Form - General

To:

Re: Lease Agreement dated ________________________________ and amended ("Lease"), between ____ as "Landlord", and ________________________, as "Tenant", guaranteed by ("Guarantor") for leased premises known as __________________________ (the "Premises") of the property commonly known as (the "Property").

1. Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereof.

a. Dates of all amendments, letter agreements, modifications and waivers related to the Lease

b. Commencement Date

c. Expiration Date

d. Current Annual Base Rent

Adjustment Date Rental

Amount

e. Fixed or CPI Rent Increases ______________ ___________

f. Square Footage of Premises

g. Security Deposit Paid to Landlord

h. Renewal Options _____ Additional Terms for ________ years at $__________ per year

i. Termination Options Termination Date ______________

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Fees Payable ________________

2. Tenant further certifies to Purchaser that:

   a. the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;
   b. the Lease has not been assigned and the Premises have not been sublet by Tenant;
   c. Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;
   d. Tenant is open for business or is operating its business at the Premises;
   e. no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;
   f. Landlord has no obligation to segregate the security deposit or to pay interest thereon;
   g. Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;
   h. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease;
   i. Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));
   j. Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

k. Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;
l. no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant;
m. Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;
n. Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws;
o. the Lease does not give the Tenant any operating exclusives for the Property; and
p. Rent has been paid through _______ __, 2009.

3. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and obtain financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the property. Tenant acknowledges that Purchaser's interest in the Lease (as landlord) will be assigned to a lender as security for the loan. All rent payments under the Lease shall continue to be paid to landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Buyer's lender or its successors and assigns. In the event that a lender succeeds to landlord's interest under the Lease,

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Tenant agrees to attorn to the lender at lender's request, so long as the lender agrees that unless Tenant is in default under the Lease, the Lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

[TENANT]
By:
Its:__________________________
Date:____________________, 2009

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GUARANTOR ESTOPPEL CERTIFICATE

Date: ________________, 2009

To: ____________

Re: Guaranty Agreement dated ____________ ("Guaranty of Lease") pertaining to that certain lease dated ____________________ between __________________ as Landlord and ____ as Tenant for leased premises known as (the "Premises") located at the property commonly known as (the "Property").

1. Guarantor certifies to Lender and Purchaser that: (a) the Guaranty of Lease has been properly executed by Guarantor and is presently in full force and effect without amendment or modification except as noted above; (b) Guarantor has no existing defenses, offsets, liens, claims or credits against the obligations under the Guaranty of Lease.

2. This certification is made with the knowledge that Purchaser is about to acquire title to the Property and a lender is about to provide Landlord with financing which shall be secured by a deed of trust (or mortgage), security agreement and assignment of rents, leases and contracts upon the Property. Guarantor further acknowledges and agrees that Purchaser and its lender and their respective successors and assigns shall have the right to rely on the information contained in this Certificate.

3. The undersigned is authorized to execute this Guarantor Estoppel Certificate on behalf of Guarantor.

[GUARANTOR]

By:

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EXHIBIT 1.31 (A)

Required Title Endorsements

1.

Zoning 3.1, with parking and loading dock coverage

2.

Owner's comprehensive

3.

Access

4.

Survey (legal description equivalency)

5.

Separate tax parcel

6.

Contiguity (if applicable)

7.

Waiver of creditor's rights

8.

Environmental protection lien

9.

Encroachment (if applicable)

10.

Utility facility

11.

Subdivision

12.

Location

13.

Deletion of the arbitration provision

14.

Fairway

EXHIBIT 1.31 (B)

Identification of Existing Title Insurance Policy

First American Title Insurance Company policy number 1600550, dated November 17,

2003

EXHIBIT4.3

Threatened Litigation or Pending Proceedings

Quizno's -This was originally referred out to counsel to start the eviction process against Tenant. The matter was then put on hold as the Tenant made several payments. The Tenant has fallen behind again on payments, so Seller has contacted the Tenant to discuss. Seller's property manager indicated that Seller would more than likely will enter into a termination agreement with the Tenant.

EXHIBIT 4.6

Contracts

Service	Contractor

Fire Alarm & Sprinkler Testing and Inspections	Lynco FP

Fire Alarm Monitoring	Simplex Grinnell

Landscaping	OS Earth Works

Snow Removal	OS Earth Works

Parking Lot Sweeping	Immaculate Power Sweeping

EXHIBIT 4.11

Environmental Matters

Phase I Environmental Site Assessment by DRS dated June 18, 2003

Limited Phase II Environmental Site Assessment by URS dated September 2003

Phase I Environmental Site Assessment (for Taco Bell-now McDonalds) by URS dated

October 15, 2003

EXHIBIT 8.1 (c)

Assignment

ASSIGNMENT AND ASSUMPTION OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") made as of the day of , 2009, by and between MERR.IMACK SHOPPING CENTER, LLC, a Delaware limited liability company ("Assignor"), and

_____________ (the "Assignee").

WITNESSETH:

WHEREAS, ("Original Buyer"), and Assignor entered into that certain Real Estate Sale Agreement dated (the "Contract"), covering the Premises (as hereinafter defined); and

WHEREAS, Original Buyer assigned its rights under the Contract to Assignee; and

WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor's right, title and interest in and to the premises known as Merrimack Village Shopping Center, Merrimack, Hillsborough County, New Hampshire, as more particularly described in Exhibit "A" attached hereto (the "Premises"), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to those leases from the tenants referenced on the schedule attached as Exhibit "B" hereto and the guaranties and other documents related thereto, if any (collectively, the "Leases").

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor hereby assigns unto Assignee, all of the right, title and interest of Assignor in and to the Leases;

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof, subject to the terms, covenants and conditions of the Leases.

2. Assignee assumes the performance of all of the obligations of Assignor under the Leases to be performed from and after the date hereof. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses including, without limitation, reasonable attorneys' fees and costs (collectively, "Claims") arising out of or resulting from any breach or default by Assignee in its obligations under the terms of the Leases from and after the date hereof, including, without limitation, any breach or default by Assignee or failure by Assignee to comply with any applicable law from and after the date hereof with respect to the security deposits under the Leases that are being transferred to Assignee on the date hereof.

3. Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all Claims arising out of or resulting from any breach JAX\1376204_2 -43 or default by Assignor in its obligations under the terms of the Leases prior to the date hereof including, without limitation, any breach or default under the Leases or failure by Assignor to comply with any applicable laws prior to the date hereof with respect to the security deposits under the Leases.

1

This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

2

This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.

ASSIGNOR:

Signed, sealed and delivered
in the presence of:

____

____
Print Name:____________________

ASSIGNEE:

____

By:___________________________
Name:_________________________
Its:___________________________

____
Print Name:____________________

List of Exhibits:

Exhibit A - Legal Description of the Property

Exhibit B - List of Tenants

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EXHIBIT 8.1 (d)

Bill of Sale

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged ("Seller") does hereby sell, transfer arid convey to ("Buyer"), any and all "Materials" and "Personal Property" (as defined in Section 1.16 and 1.18, respectively, of that certain Real Estate Sale Agreement by and between ("Original Buyer"), as buyer, and Seller dated , as assigned from Original Buyer to Buyer, owned by Seller and used exclusively in connection with the operation of that certain real property more particularly described in Exhibit "A" attached hereto (the "Property") and all extant assignable warranties relating to the shopping center operated on the Property.

Buyer acknowledges that Seller is selling and Buyer is purchasing such Personal Property and Materials on an "as is with all faults" basis and that except as set forth below, Buyer is not relying on any representations or warranties or any kind whatsoever, express or implied, from Seller, its agents, or brokers as to any matters concerning such personal property, including, without limitation, any warranties as to title or implied warranties of merchantability or fitness for a particular purpose. Notwithstanding the foregoing, Seller represents that it owns all of the personal property free and clear of all liens and encumbrances.

[Remainder ofPage Intentionally Left Blank]

Dated: ____________________.

Signed, sealed and delivered **"Seller"**
in the presence of:

____

____
Print Name:____________________

By: ________________________________
Name:
Its:

STATE OF FLORIDA

COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this ____ day of ___________, ________, by ___________________, the ______________ of _____________, on behalf of the _____________. He is personally known to me or has produced ______________ as identification.

____
Print Name:____________________________
Notary Public
My Commission Expires:____________________
Commission Number:______________________

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EXHIBIT 8.1(j)

Tenant Letter

____
____
____

Attention: _______________

RE: Your Lease (the "***Lease***") in MerrimackVillage, Merrimack, Hillsborough County, New Hampshire (the "***Property***")

Dear _______________:

You are hereby notified that ______________________ ("***Seller***"), as owner of the Property and the current owner of the landlord's interest in the Lease, has sold the Property to __________________________ ("***New Owner***"), as of the date set forth in this letter, and in connection with such sale, Seller has assigned and transferred its interest in the Lease and any and all security deposits thereunder or relating thereto to New Owner, and New Owner has assumed and agreed to perform all of the landlord's obligations under the Lease (including, without limitation, any obligations set forth in the Lease to repay or account for any security deposits thereunder from and after such date) arising after the date hereof. Accordingly, (a) all your obligations under the Lease from and after the date of this Tenant Notice, including, without limitation, your obligation to pay rent, shall be performable to and for the benefit of New Owner, its successors and assigns, and (b) all the obligations of landlord under the Lease, including, without limitation, any obligations to repay or account for any security deposits thereunder, from and after the date of this Tenant Notice, shall be the binding obligation of New Owner and its successors and assigns.

Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your lease (including, without limitation, the recoupment of any security deposits, and the giving of any notices provided for in your lease, but not including the payment of rent) is:

____
____
____

Rent payable under the Lease shall be payable to the following address:

____
____

JAX\1376204_2

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____

____

If you have any questions, please call ________________, the ____________________ at (___) ___-____.

SELLER:

NEW OWNER:

JAX\1376204_2

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AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS AMENDMENT TO REAL ESTATE SALE AGREEMENT ("Amendment") is made as of this 30th day of November, 2009, between **INLAND REAL ESTATE ACQUISITIONS, INC.**, an Illinois corporation (referred to herein as "Buyer"), and **MERRIMACK SHOPPING CENTER, LLC**, a Delaware limited liability company (referred to herein as "Seller").

RECITALS

A. The parties heretofore executed that certain Real Estate Sale Agreement with an Effective Date of October 26, 2009 (the "Agreement"), for the purchase and sale of property located in Hillsborough County, New Hampshire, as more particularly described in the Agreement (the "Property").

B. Buyer and Seller wish to amend certain terms of the Agreement as set forth herein.

C. Except as otherwise expressly provided for herein, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein, and other good and valuable consideration, including the sum of Ten Dollars ($10.00) paid by each party to the other, the receipt of which is hereby acknowledged, the parties promise and agree to amend the Agreement as follows:

1. The Buyer hereby acknowledges that the Buyer has completed its due diligence review of the Property. The Inspection Period shall expire concurrent with the execution of this Amendment.

2. In order for Seller to contribute to certain repairs to the Property to be completed by Buyer after Closing, the Buyer shall receive a credit against the Purchase Price at Closing in the amount of $11,480.00.

3. Exhibit 1.22 of the Agreement is hereby amended and restated in its entirety as set forth in Exhibit "A" attached hereto.

4. Section 4.4 of the Agreement is hereby amended and restated in its entirety as follows:

JAX_1386303_1.DOC

5. The provisions of Section 2.5 of the Agreement to the contrary notwithstanding, Seller agrees it shall not have the right to seek recovery of sums due to Seller through the Closing Date from Quizno's, Inc. ("Quizno's) pursuant to the existing Lease between Seller and Quizno's (the "Quizno's Lease"). In addition to the foregoing, prior to the Closing Date, the Seller shall submit a written request to Quizno's to amend the Quizno's Lease in order to reduce the existing rent to $21.50 per square foot for the remainder of the existing lease term. The content of Quizno's response to such proposal for an amendment to the Quizno's Lease shall have no effect on the contractual requirements of the Buyer or Seller under the Agreement and the execution and delivery of such amendment shall not be an obligation of the Seller nor a condition precedent to Buyer's obligations to close on the transaction contemplated by the Agreement.

6. The parties hereby acknowledge that the new Title Insurance Commitment and new Survey failed to include Lot 4D-54-3, which has been added to the description of the Real Property pursuant to Section 3 of this Amendment. As a result, the provisions of Section 7 to the contrary notwithstanding, Buyer will have two (2) business days after its receipt of the updated Title Insurance Commitment and the updated Survey, but in no event later than December 10, 2009, within which to notify Seller in writing of any conditions, defects, encroachments or other objections to title or survey related solely to matters associated with Lot 4D-54-3 revealed by the updated Title Commitment and updated Survey which are not acceptable to Buyer.

7. The Buyer hereby acknowledges its approval of the REA Amendment attached hereto as Exhibit "B".

8. The remaining terms and conditions of the Agreement remain in full force and effect.

9. This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which will constitute one and the same Amendment.

10. The parties hereby agree that an executed facsimile copy of this Amendment may be transmitted to either party and be deemed an original for purposes hereof.

11. As modified herein, all terms and conditions in the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

"SELLER"

MERRIMACK SHOPPING CENTER, LLC, a Delaware limited liability company

By: Regency Centers, L.P., a Delaware limited partnership, its sole member and manager

By: ____________________
Name: Barry Argalas
Title: Senior Vice President

"BUYER"

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By: ____________________
Name: G. Joe Cosenza
Title: president

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Exhibit "B"

FIRST AMENDMENT TO DECLARATION OF CONSTRUCTION, OPERATING AND RECIPROCAL EASEMENTS

THIS FIRST AMENDMENT TO DECLARATION OF CONSTRUCTION, OPERATING AND RECIPROCAL EASEMENTS (this "Amendment") is entered into as of the _____ day of December, 2009, by and between **MERRIMACK SHOPPING CENTER, LLC**, a Delaware limited liability company ("Merrimack"), and **MERRIMACK OFFICE PROPERTIES, LLC**, a Delaware limited liability company ("Office Owner").

RECITALS:

A. Merrimack previously executed that certain Declaration of Construction, Operating and Reciprocal Easements dated August 31, 2005 recorded in Book 7545, page 999, of the public records of Hillsborough County, New Hampshire (the "Declaration") affecting certain property located in Hillsborough County, New Hampshire, as more particularly described therein (the "Property").

B. Office Owner subsequently acquired title to a portion of the Property known as the Office Parcel.

C. Merrimack and Office Owner desire to modify the Declaration upon the terms and conditions set forth in this Amendment to clarify obligations among the various owners of the Property.

WITNESSETH:

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the legal sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct, and are incorporated herein by this reference.

2. Defined Terms. Except as expressly set forth in this Amendment, all capitalized terms which are used, but not defined, in this Amendment shall have the meanings ascribed to them in the Declaration

3. Amendment of Declaration. Merrimack and Office Owner hereby agree that Section 2(b)(ii) and Section 2(c)(iii) of the Declaration are hereby amended to substitute the words "Owner of the Market Parcel" in place of the word "Declarant", so that the provision will provide that the Owner of the Market Parcel shall maintain, repair and replace the Access Road and Access Road Improvements and the Retention Basin, and also that the Owner of the Market Parcel and the Owner of the Office Parcel shall each be responsible for their respective proportionate share of the costs of maintaining, repairing and replacing the Access Road and the Access Road Improvements and the Retention Basin.

4. Ratification; Conflict. Except as expressly modified herein, the Declaration is hereby ratified and confirmed, and shall remain in full force and effect. In the event of any conflict between the provisions of the Declaration and the provisions of this Amendment, the provisions of this Amendment shall supersede and prevail.

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IN WITNESS WHEREOF, Merrimack and Office Owner have caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

Witnesses:

MERRIMACK SHOPPING CENTER, LLC, a Delaware limited liability company

By: Regency Centers, L.P., a Delaware limited partnership, its sole member and manager

____

By: ____________________
Name: Barry Argalas
Title: Senior Vice President

____

"MERRIMACK"

STATE OF FLORIDA
COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this ____ day of November, 2009, by Barry Argalas, the Senior Vice President of Regency Centers, L.P., a Delaware limited partnership, the sole member and manager of Merrimack Shopping Center, LLC, a Delaware limited liability company, on behalf of the company. He *(check one)* ☐ is personally known to me or ☐ has provided me with *(insert type of identification)* ____________________ as satisfactory identification.

____
Notary Public, State of ____________
(Print Name)____________________
My Commission Expires: *(See Notary Seal)*
My Commission Number is:*(See Notary Seal)*

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Witnesses:

MERRIMACK OFFICE PROPERTIES, LLC, a Delaware limited liability company

____

By:____________________________

Name:__________________________

Its:___________________________

____

"OFFICE OWNER"

STATE OF ______________

COUNTY OF ____________

The foregoing instrument was acknowledged before me this ____ day of November, 2009, by _ ______________________________, the ___________________________ of _____________ ______________________________, on behalf of the company. He/She *(check one)* ☐ is personally known to me or ☐ has provided me with *(insert type of identification)* ____________ ____________ as satisfactory identification.

____

Notary Public, State of __________________

(Print Name)____________________________

My Commission Expires: *(See Notary Seal)*

My Commission Number is:*(See Notary Seal)*

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